UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 29, 2008

AMISH NATURALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50662	98-0377768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8224 County Road 245, Holmesville, Ohio 44633
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (330) 674-0998

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 29, 2008 the company closed its production facility in Holmesville, Ohio and terminated the production employees. The company’s granola bar and penne paste production is not affected. Management has taken this action in order to preserve working capital in response to increases in raw materials, energy and transportation cost. Management believes there is sufficient excess production capacity available from American co-packing sources that there will be no interruption of production supply and delivery. The action also permits the company to focus primarily on marketing while significantly reducing operating costs. The board of directors express their appreciation of the services of the affected employees and regret the negative impact this action will have on the employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2008	AMISH NATURALS, INC. /s/ Martin Silver Martin Silver Interim Chief Executive Officer